UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 26, 2009

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2009, Municipal Mortgage & Equity, LLC (the "Company"), entered into a purchase and sale agreement (the "Agreement"), with JEN I, L.P. ("JEN I"), for the sale of substantially all of the Company’s low income housing tax credit business (the "Business") operated by the Company’s MMA Equity Corporation and MMA Financial TC Corp. subsidiaries.

Pursuant to the Agreement, JEN I will purchase the entirety of the Business, excluding interests in certain "guaranteed" low income housing tax credit funds, for an aggregate purchase price of $18.7 million to be paid in cash and the assumption of approximately $12 million in liabilities. The sale transaction will be consummated in two sequential closings. At the first closing the company will convey (a) its interests in (i) all of the tax credit funds for which third-party or governmental consent to transfer is not required, (ii) all tax credit funds for which third-party or governmental consent is required and has been obtained, (iii) subsidiaries for which third-party or governmental consent to transfer is not required, and (iv) subsidiaries for which third-party consent is required and has been obtained, and (b) the operating assets of the Business, including employees, physical assets, and intellectual property for which third-party consent is not required to transfer (collectively, the "First Closing Interests"). JEN I will pay at least $14 million for the First Closing Interests, depending on the number of funds conveyed, subject to adjustments set forth in the Agreement. The first closing is expected to occur on or about July 17, 2009. The obligation of JEN I to consummate the first closing and pay for the assets is subject to the satisfaction or waiver of a number of closing conditions set forth in the Agreement, including, (a) the receipt of all material governmental and third-party consents and approvals, including the approval of the U.S. Department of Housing and Urban Development, and (b) other customary closing conditions.

At the second closing, JEN I will pay the balance of the purchase price, subject to certain holdbacks and adjustments set forth in the Agreement, for the remaining assets being transferred which require third party or governmental consent. The second closing is expected to occur by August 31, 2009, subject to the satisfaction or waiver of a number of closing conditions set forth in the Agreement, including, (a) the receipt of all material governmental and third-party consents and approvals, including the approval of the U.S. Department of Housing and Urban Development, and (b) other customary closing conditions.. The Company will retain control of certain tax credit equity funds with respect to which the Company has guarantee obligations and will engage JEN I to manage these funds.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits
10.1 -- Purchase and Sale Agreement dated June 26, 2009 between JEN I, L.P. and Municipal Mortgage & Equity, LLC, MMA Equity Corporation and MMA Financial TC Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

June 29, 2009	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

10.1	Purchase and Sale Agreement dated June 26, 2009 between JEN I, L.P. and Municipal Mortgage & Equity, LLC, MMA Equity Corporation and MMA Financial TC Corp.